Exhibit 99.1

Exhibit A

AMENDMENT NO. 1 TO

2020 STOCK INCENTIVE PLAN

The 2020 Stock Incentive Plan (the “Plan”) of Solid Biosciences Inc. is hereby amended as follows:

1. Section 4(a)(1)(A) of the Plan is hereby deleted and a new Section 4(a)(1)(A) is inserted in lieu thereof which shall read as follows:

“(A)    10,000,000 shares of Common Stock; plus”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on April 27, 2021.